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     [LETTERHEAD OF ELLIS, FUNK, GOLDBERG, LABOVITZ & DOKSON APPEARS HERE]

                                                                     EXHIBIT 5
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                               February 2, 1998



AirTran Holdings, Inc.
9955 AirTran Boulevard
Orlando, Florida  32827

     Re:  AirTran Holdings, Inc. Post-Effective Amendment No. 2 to Registration
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          Statement on Form S-8
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Dear Gentlemen:

     At your request, we have examined the Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 filed by AirTran Holdings, Inc., a Nevada corporation, (the "Company"), with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of up to 1,300,000 shares of Common Stock, $0.001 par value per share, of the Company (the "Common Stock") issuable by the Company upon the exercise of options that have been or may be granted under the Airways Corporation 1995 Stock Option Plan and Airways Corporation 1995 Director Stock Option Plan, as adopted by the Company (referred to herein as the "Plans").

     As your counsel, and in connection with the preparation of Post-Effective Amendment No. 2 to the Registration Statement, we have examined the originals or copies of such documents, corporate records, certificates of public officials, officers of the Company and other instruments relating to the authorization and issuance of the Common Stock as we deemed relevant or necessary for the opinion herein expressed.

     Upon the basis of the foregoing, it is our opinion that the Common Stock to be issued and sold by the Company under the Plans will be, upon exercise of the options in accordance with the terms of the Plans (including payment by the optionee of the option exercise price) and issuance of shares by the Company, legally issued, fully-paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the "Legal" section of the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                              Yours truly,

                              ELLIS, FUNK, GOLDBERG, LABOVITZ
                              & DOKSON, P.C.



                              By:  /s/ Robert B. Goldberg
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RBG/slb